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                                                                    EXHIBIT 4.2


                   CERTIFICATE OF DETERMINATION OF PREFERENCES

                                       OF

                            SERIES A PREFERRED STOCK

                                       OF

                            CARDIOGENESIS CORPORATION



        The undersigned, Michael J. Quinn and J. Stephen Wilkins, do hereby certify that:

        1. They are the Chief Executive Officer and the Chief Financial Officer, respectively, of CardioGenesis Corporation, a California corporation (the "Corporation").

        2. Pursuant to authority given by the Corporation's Articles of Incorporation and by Section 202(e) of the California Corporations Code, the Board of Directors of the Corporation, at a meeting of the Board of Directors held on June 15, 2001, approved and adopted the following resolution:

        WHEREAS, the rights and privileges applicable to the Series A Preferred Stock are specified in the following Certificate of Determination of Preferences of the Series A Preferred Stock of CardioGenesis Corporation (the "Certificate of Determination");

        NOW, THEREFORE, BE IT

        RESOLVED, that pursuant to the authority presently granted to and vested in the Board of Directors of this Corporation under the provisions of the Articles of Incorporation of the Corporation, as amended, and pursuant to the provisions of Section 401 of the General Corporation Law of the State of California, this Board of Directors hereby creates a series of Preferred Stock to consist of 500,000 shares, and hereby fixes the powers, preferences, relative, participating, voting, optional and other special rights, and the qualifications, limitations and restrictions thereof, of the Series A Preferred Stock which have not heretofore been set forth in the Articles of Incorporation in accordance with the terms of the Certificate of Determination attached hereto as Exhibit A.

        3. The authorized number of shares of Preferred Stock of the Corporation is 5,000,000, no par value per share. The number of shares constituting the Series A Preferred Stock is 500,000, none of which shares have been issued.


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        IN WITNESS WHEREOF, the undersigned officers hereby execute this
Certificate and declare, under penalty of perjury under the laws of the State of California, that the statements set forth in this Certificate are true and correct of their own knowledge.

Effective as of August 17, 2001.



                                   --------------------------------------------
                                   Michael J. Quinn
                                   Chief Executive Officer



                                   --------------------------------------------
                                   J. Stephen Wilkins
                                   Chief Financial Officer




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                                   EXHIBIT A

                          CERTIFICATE OF DETERMINATION

                                       OF

                            SERIES A PREFERRED STOCK

                                       OF

                            CARDIOGENESIS CORPORATION

                          -----------------------------

                     PURSUANT TO SECTION 401 OF THE GENERAL
                   CORPORATION LAW OF THE STATE OF CALIFORNIA

                          -----------------------------


        FIRST: The Articles of Incorporation of the Corporation, as amended, authorizes the issuance of up to 5,000,000 shares of Preferred Stock, no par value per share (the "Preferred Stock"), and further authorizes the Board of Directors of the Corporation to fix by resolution or resolutions the designations and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, and to fix the number of shares constituting any such series.

        SECOND: On June 15, 2001, the Board of Directors of the Corporation adopted the following resolution authorizing the creation and issuance of a series of said Preferred Stock to be known as Series A Preferred Stock:

        RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of its Articles of Incorporation, as amended, a series of Preferred Stock of the Corporation be, and hereby is, created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof are as set forth in the Corporation's Articles of Incorporation, as amended, and in this Certificate of Determination as follows:

        1. DESIGNATION AND AMOUNT. The shares of such series of Preferred Stock shall be designated as "Series A Preferred Stock" (the "Series A Preferred Stock"), and the number of shares constituting such series shall be 500,000.

        2. DIVIDENDS AND DISTRIBUTIONS.

        (a) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of shares of Common Stock of the Corporation, no par value per share (the "Common Stock"), and



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of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in the amount (rounded to the nearest cent) of $.25 per share ($1.00 per annum); provided, however, that the amount of such dividend shall be reduced by the amount of any dividend theretofore paid in the same calendar quarter pursuant to clause (b) below.

        (b) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate per share amount of each cash dividend, and 100 times the aggregate per share amount (payable in kind) of each non-cash dividend or other distribution, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such event the amount to which the holder of each share of Series A Preferred Stock was entitled immediately prior to such event shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such event. Any dividend paid or distribution made with respect to the Series A Preferred Stock pursuant to this Section 2(b) shall be paid or made at the same time as the relevant dividend or distribution on the Common Stock.

        (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which event dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall cumulate but shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.



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        3. VOTING RIGHTS. The holders of shares of Series A Preferred Stock shall have the following voting rights:

        (a) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such event.

        (b) Except as otherwise provided herein, in the Corporation's Articles of Incorporation, as amended (the "Charter"), in any other certificate of determination creating a series of Preferred Stock or any similar stock or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

        (c) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) to take any corporate action.

        4. CERTAIN RESTRICTIONS.

        (a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not authorized or declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not, directly or indirectly:

            (i) authorize, declare or pay dividends on, or make any other distributions with respect to, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

            (ii) authorize, declare or pay dividends on, or make any other distributions with respect to, any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;


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            (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock; provided, however, that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior to (either as to dividends or upon liquidation, dissolution or winding up) the Series A Preferred Stock; or

            (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

        (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration, directly or indirectly, any shares of stock of the Corporation unless the Corporation could, under paragraph
(a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

        5. REACQUIRED SHARES. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Charter, in any other certificate of determination creating a series of Preferred Stock or any similar stock or as otherwise required by law.

        6. LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made to:
(i) the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received the greater of (A) $100.00 per share ($1.00 per one one-hundredth of a share), plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or
(B) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share of Common Stock to holders thereof; or (ii) the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such event the aggregate amount to which each holder of a share of Series A Preferred Stock was entitled immediately prior to such event under clause (i) of the preceding sentence shall be



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adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such event.

        7. CONSOLIDATION, MERGER OR OTHER. In the event the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property or otherwise changed, then in any such event each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such event the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such event.

        8. NO REDEMPTION. The shares of Series A Preferred Stock shall not be redeemable.

        9. RANK. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series or classes of the Corporation's Preferred Stock, whether issued before or after the issuance of the Series A Preferred Stock.

        10. AMENDMENT. The Charter shall not be amended in any manner that would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock, as set forth herein, so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single series.


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